UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2005 (November 7, 2005)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Non-Employee Director Compensation

On November 8, 2005, the Corporate Governance Committee of the Kaman Corporation Board of Directors recommended to the Board of Directors (the “Board”) a revised annual compensation fee schedule for non-employee directors which was approved by the Board on the same date. The revised fee schedule, effective January 1, 2006, as compared to the current fee schedule, which has been in effect since January 1, 2004, is as follows:

Kaman Corporation Board of Directors Annual Compensation Comparison
	Effective Jan. 1, 2004		Effective Jan. 1, 2006
Cash
Retainer Fees:
Board	$35,000		$45,000

Lead Director	5,000		7,500

Committee Chairmen:
Audit Committee	7,500		10,000
Corporate Governance Committee	3,000		5,000
Personnel & Compensation Committee	5,000		5,000
Finance Committee	3,000		5,000

Board per Meeting Fee	1,500		1,500
Committee per Meeting Fee	1,200		1,200
Committee Chairman per Meeting Fee	1,600		1,800
Vice Chairman (non-employee, per meeting when serving as Chair)	3,000		3,000

Stock
Restricted Stock Award pursuant to the Corporation’s 2003 Stock Incentive Plan	1,000 shares	*	2,000 shares	**

Estimated Annual Fees

Total estimated annual compensation for a Director sitting on two committees (non chair, 5 meetings per Committee) and stock price of $20 per share:	$ 76,000		$ 106,000

*All restrictions immediately lapse
**With three-year vesting schedule

The revised fee schedule is the result of a biennial review undertaken by the Corporate Governance Committee in accordance with its charter. The Committee was assisted in this process by an independent consultant who provided recommendations, which were adopted by the Committee, based upon his review of recent surveys of director compensation levels and practices by Pearl Meyer & Partners, Fredric W. Cook & Co., Inc. and Mercer Human Resource Consulting as well as a proxy analysis of board compensation levels for various industrial companies with sales volume comparable to that of the Corporation. The changes in board compensation levels reflect an increased time commitment for directors during the past few years and current market practices.

Payment to Chair of Special Committee

A Special Committee of the Kaman Corporation Board of Directors was formed in April 2003 to explore alternate capital structures for the Corporation, including consideration of a potential recapitalization. The history of that recapitalization can be reviewed in various SEC filings of the Corporation, including Exhibit 2.1 to a Form 8-K filed by the Company on June 8, 2005, the proxy statement, which was filed on September 2, 2005 and mailed to shareholders shortly thereafter and the prospectus supplement, which was filed on September 30, 2005 and mailed to the shareholders shortly thereafter.

The recapitalization was completed on November 3, 2005 and on November 8, 2005, the Personnel and Compensation Committee of the Board recommended, and the Board approved, a payment in the amount of $105,000 to the chair of the Special Committee for services provided by the Chair in connection with the recapitalization over a thirty-one (31) month period.

Long Term Incentive Awards

On November 8, 2005, the Personnel and Compensation Committee approved commencement of a new three-year Performance Period, the performance measures associated therewith and the participants to which the Performance Period will apply (all capitalized terms have the meaning ascribed to them in the Kaman Corporation 2003 Stock Incentive Plan (the "Plan") as filed with the SEC on November 9, 2004, Document Number 0000054381-04-000081) for the Plan's Long-Term Performance Award feature (“LTIP”). The Performance Period will extend from January 1, 2006 to December 31, 2008. The participants and their individual target award opportunity are as follows:

Participant		Target Award as % of Base Salary

Paul R. Kuhn	Chairman, President and Chief Executive Officer, Kaman Corporation	110%

Robert M. Garneau	Executive Vice President and Chief Financial Officer, Kaman Corporation	80%

T. Jack Cahill	President, Kaman Industrial Technologies Corporation, a subsidiary of Kaman Corporation	65%

Candace A. Clark	Senior Vice President and Chief Legal Officer, Kaman Corporation	65%

Robert H. Saunders, Jr.	President, Kaman Music Corporation, a subsidiary of Kaman Corporation	65%

Ronald M. Galla	Senior Vice President and Chief Information Officer, Kaman Corporation	60%

Russell H. Jones	Senior Vice President and Chief Investment Officer, Kaman Corporation	60%

John C. Kornegay	President, Kamatics Corporation, a subsidiary of Kaman Corporation	60%

The LTIP feature was added to the Plan effective with calendar year 2003 and, for participants, generally serves as a replacement for other types of stock incentive awards under the Plan. LTIP payments will be determined by the Personnel and Compensation Committee based upon the Corporation's level of achievement of goals established for growth in earnings per share, return on capital and total return to shareholders over the Performance Period measured against the Russell 2000 index, as more specifically described in Exhibit 10.1 to this report. The Personnel and Compensation Committee will certify in writing prior to any payment the extent to which performance measures for the Performance Period have been achieved and the resulting LTIP payment that has been earned for each participant. LTIP payments will generally be made in cash, however up to one-third of each payment may be made in stock at the discretion of the Personnel and Compensation Committee. The participant may also request the Personnel and Compensation Committee to approve a greater percentage of the payment to be made in stock.

The form of Award Agreement is attached as Exhibit 10.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 Long-Term Performance Program 2006-2008 Performance Period Summary.

Exhibit 10.2  Form of Long-Term Performance Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: November 10, 2005

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit 10.1 Long-Term Performance Program 2006-2008 Performance Period Summary.

Exhibit 10.2 Form of Long-Term Performance Award Agreement.